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                                                                    EXHIBIT 99.2

                         [LOGO] POOL ENERGY SERVICES CO.
                        P.O. Box 4271 o Houston, TX 77210
                          10375 Richmond Avenue (77042)

JIM JONGEBLOED
President and
Chief Executive Officer

                                October 26, 1998

CONFIDENTIAL

Mr. Eugene M. Isenberg
Chairman and Chief Executive Officer
Nabors Industries, Inc.
515 West Greens Road, Suite 1200
Houston, Texas  77067-4525

Dear Mr. Isenberg:

         My fellow directors and I have carefully considered your October 12, 1998 letter, and I have been instructed by our Board to tell you that we are not interested in pursuing the discussions with your company suggested in that letter. We want you to know that this decision is unanimous and unequivocal.

         As you may know, our Company is committed to the implementation of its own strategic plan, which is designed to capitalize on opportunities for the Company and to increase shareholder values over the long term. We believe the results of these efforts to date have been impressive. But for the current unexpected downturn in our industry, which is the worst in many years, we believe our stock price would better reflect the efforts and achievements of our Board and management.

         We regard your letter as an expression of confidence in our Company, and we are happy that you share our views concerning our Company's excellent prospects.

         You and your company have our best wishes.

                                    Yours very truly,

                                    /s/ J. T. Jongebloed

                                    J. T. Jongebloed



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